EXHIBIT 10.1

August 14, 2014

Ilan Daskal

Dear Ilan:

Reference is made to your offer letter (“Offer Letter”) dated September 19, 2008, setting out your position of Executive Vice President and Chief Financial Officer of International Rectifier Corporation (“Company”).

The purpose of this letter is to supplement the terms of the Offer Letter to memorialize an increase in base salary and elimination of car allowance effective as of the commencement of the Company’s 2015 fiscal year (“Effective Date”), as follows:

1.	Effective as of the Effective Date, your annual salary is increased from $368,000 per year to $375,000 per year; and

2.	Effective as of the Effective Date, all references in the Offer Letter to “Car Allowance” are hereby deleted and there shall be no further benefits thereunder.

Please indicate your agreement with the foregoing by signing where indicated below.

Regards,

INTERNATIONAL RECTIFIER CORPORATION

/s/ Lawrence Michlovich
By: Lawrence Michlovich
Its: Assistant Secretary

Acknowledged and agreed:

/s/ Ilan Daskal
Ilan Daskal
Date: 8/14/2014